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                                             Exhibit 99

     SHAREHOLDER AUTOMATIC DIVIDEND REINVESTMENT

                  AUTHORIZATION FOR
                 CECIL BANCORP, INC.

AUTHORIZATION AGREEMENT FOR AUTOMATIC DIVIDEND REINVESTMENT


Company Name: Cecil Bancorp, Inc.        Tax ID No.: 52-1883546

[ ] Full Reinvestment: I (we) hereby authorize Cecil Bancorp, Inc. to pay to Registrar and Transfer Company as my (our) agent for my (our) account all cash dividends due to me
     (us) on shares of Cecil Bancorp, Inc. Common Stock for which I (we) am (are) the holder of record. I (we) want to reinvest dividends on all shares registered in my (our) name(s) for the purchase of full or fractional shares of Cecil Bancorp, Inc. Common Stock in accordance with the terms of the Cecil Bancorp, Inc. Dividend Reinvestment Plan ("Plan").

[ ] Partial Reinvestment: I (we) hereby authorize Cecil Bancorp, Inc., to pay to Registrar and Transfer Company as my (our) agent for my (our) account all cash dividends due to me (us) on _________ shares of Cecil Bancorp, Inc., Common Stock for which I(we) am (are) the holder of record. I (we) want to reinvest dividends on the indicated number of shares registered in my (our) name(s) for the purchase of full or fractional shares of Cecil Bancorp, Inc., Common Stock in accordance with the terms of the Plan.

[ ] Optional Cash Payment: I (we) enclose herewith my (our) check (money order) payable to Registrar and Transfer Company, Administrator, in the sum of $________________ and hereby authorize Registrar and Transfer Company as my
     (our) agent to invest the entire proceeds from that check (money order) in full or fractional shares of Cecil Bancorp, Inc., in accordance with the terms of the Plan.

I understand that the purchase of Common Stock will be made subject to the terms and conditions of the Plan, and that I may terminate this authorization at any time by notifying Registrar and Transfer Company in writing.

This authorization form, when signed, should be mailed to:
Registrar and Transfer Company, ATTN: Dividend Reinvestment Department, 10 Commerce Drive, Cranford, New Jersey 07016. An addressed, postage-prepaid envelope is provided for that purpose.

NAME(S): _____________________________________________________
         (Please Print)

TAX ID NO._________________    DAYTIME PHONE ( )______________

DATE: _____________________     SIGNED:_______________________

DATE: _____________________     SIGNED:_______________________